As filed with the Securities and Exchange Commission on June 9, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4085264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Cambridge Display Technology Limited

2020 Cambourne Business Park

Cambridge CB3 6DW, United Kingdom

011-44-1954-713-600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Chandler

Secretary

Cambridge Display Technology, Inc.

c/o Cambridge Display Technology Limited

Building 2020

Cambourne Business Park

Cambridge CB3 6DW, United Kingdom

011 44 1954 713 600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd W. Eckland

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, New York 10036

(212) 858-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Primary Offering: Common Stock, par value $0.01 per share	3,900,000	$8.03	$31,317,000	$3,351
Secondary Offering: Common Stock, par value $0.01 per share	2,600,000	$8.03	$20,878,000	$2,234
Total	6,500,000	$8.03	$52,195,000	$5,585

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices on the Nasdaq National Market on June 6, 2006.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders named in this prospectus are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated June 9, 2006

Prospectus

Cambridge Display Technology, Inc.

6,500,000 Shares of Common Stock

3,900,000 Shares Offered by Us

2,600,000 Shares Offered by the Selling Stockholders

We and the selling stockholders may each, from time to time, sell shares of our common stock in one or more offerings. We may sell up to 3,900,000 shares, and the selling stockholders may sell up to 2,600,000 shares. The shares may be sold by us or the selling stockholders to or through underwriters or dealers or through agents designated from time to time or directly to purchasers. The names of any underwriters, dealers or agents, as well as other specific information about the terms of an offering, including the identify of any other selling stockholders, will be included in a prospectus supplement relating to that offering. We will not receive any of the proceeds from sales by the selling stockholders.

Shares of our common stock are quoted on the Nasdaq National Market under the symbol “OLED”. On June 8, 2006, the last reported sale price of our common stock was $7.94 per share. You are urged to obtain current market quotations for our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our business and an investment in our common stock involve significant risks. These risks are described and incorporated by reference in this prospectus under the caption “ Risk Factors” on page 4 of this prospectus.

The date of this prospectus is             , 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time offer and sell up to 3,900,000 shares, and the selling stockholders may from time to time offer and sell up to 2,600,000 shares, of our common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the shares that we and the selling stockholders may offer hereunder. The shares may be sold by us or the selling stockholders to or through underwriters or dealers or through agents designated from time to time or directly to purchasers. Specific information about the terms of an offering will be included in a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus, including, but not limited to, adding additional selling stockholders. You should read both this prospectus and the prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

Our principal executive offices are located at the offices of our principal U.K. subsidiary, Cambridge Display Technology Limited, Building 2020, Cambourne Business Park, Cambridge CB3 6DW, United Kingdom. Our telephone number is 011 44 1954 713 600. Our website address is www.cdtltd.co.uk. The information on our website is not incorporated by reference in and is not otherwise intended to be part of this prospectus. We have included our website address as an inactive textual reference only. Unless stated or the context otherwise requires, references in this prospectus to “our company,” “we,” “us” and “our” refer to Cambridge Display Technology, Inc. and its subsidiaries, unless the context otherwise requires.

This prospectus, including the documents incorporated by reference herein, contains references to a number of trademarks that are registered trademarks of ours or our affiliates or trademarks for which we or our affiliates have pending registration applications or common law rights. These include P-OLED, CDT, Cambridge Display Technology and Sumation.

You should rely only on the information in this prospectus, including the documents incorporated by reference herein. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, shares of our common stock in any jurisdiction in which the offer or sale is not permitted. The information in this prospectus, including the information incorporated by reference herein, is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

OUR COMPANY

This summary highlights selected features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the information incorporated by reference herein, especially the risks of investing in our common stock described and incorporated by reference under “Risk Factors,” before making an investment decision. See “Where You Can Find More Information.”

We are a pioneer in the development of Polymer Organic Light Emitting Diodes, or P-OLEDs, and their use in next-generation flat panel displays and other applications. P-OLEDs are part of the family of Organic Light Emitting Diodes, or OLEDs, which are thin, lightweight and power efficient devices that emit light when an electric current flows. Our P-OLEDs offer an enhanced visual experience and superior performance characteristics compared with alternative flat panel display, or FPD, technologies such as liquid crystal display, or LCD. We believe we hold the most extensive and significant intellectual property, or IP, portfolio for P-OLED materials and devices, including the fundamental patents for the use of polymers in electroluminescent devices.

Our objective is to establish P-OLEDs as the leading technology for the FPD industry through the use of our extensive IP portfolio, manufacturing process and engineering expertise and commercialization partnerships. Our business model is focused on licensing our P-OLED and related technologies to FPD manufacturers on a non-exclusive basis and not on manufacturing or selling products that incorporate our technologies. We believe this approach best enables us to capitalize on our IP position, generating license fees and royalty payments from sales by third parties of devices using our IP or P-OLED materials. Our business model allows us to concentrate on our core strengths of technology development and innovation, while at the same time providing significant operating leverage.

We have established a 50/50 joint venture with Sumitomo Chemical Company Limited, or Sumitomo, which is engaged in research, development and commercialization of polymer materials that are necessary for the manufacture of P-OLED displays.

We are also targeting leading display manufacturers as potential licensees of our P-OLED IP and have already licensed our technology to leading international companies such as Dai Nippon Printing, Delta Optoelectronics, DuPont Displays, OSRAM Opto Semiconductors and Seiko Epson for display manufacture. Several products that incorporate our licensed P-OLED technology in their small-area displays, have been introduced into the commercial marketplace as monochrome displays. A number of our licensees and development partners have demonstrated larger, full-color displays using P-OLED technology and have announced intentions to commercialize these and other products.

We were founded in 1992 as a company organized under the laws of England and Wales by two of the inventors of our fundamental P-OLED technology, with the support of the University of Cambridge. Our principal executive offices are located at the offices of our principal U.K. subsidiary, Cambridge Display Technology Limited, Building 2020, Cambourne Business Park, Cambridge, CB3 6DW, United Kingdom. Our phone number is 011 44 1954 713 600. Our website is located at www.cdtltd.co.uk. The information on our website is not incorporated in and is not intended to be part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus before you purchase our common stock, including the risks and uncertainties discussed under “Risk Factors” in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, which are incorporated by reference herein in their entirety, as well as any modification, replacement or update to these risks and uncertainties that are reflected in any future filings we make with the SEC as described under “Where You Can Find More Information” below, which will also be incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing our company. There may be additional risks and uncertainties that we presently do not know or that we currently believe are immaterial that could also impair our business or financial condition. Any of these risks and uncertainties, either alone or taken together, could materially and adversely, affect our business, financial condition or operating results. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” You should not place undue reliance on these statements. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Some important factors, in addition to those incorporated by reference in this prospectus under “Risk Factors,” include:

•	the outcomes of our ongoing and future research and development activities, and those of our licensees, related to our P-OLED technology;

•	the potential commercial applications of our P-OLED technology in particular and of OLED products in general;

•	our ability to form and continue strategic relationships with manufacturers of P-OLED materials and displays;

•	successful commercialization of products including our P-OLED technology by our licensees;

•	the willingness of these manufacturers and licensees to continue to develop, manufacture and sell commercial products integrating our technology;

•	future demand for products using our P-OLED technology;

•	the comparative advantages and disadvantages of our technology versus competing technologies currently on the market;

•	the nature and potential advantages of any competing technologies that may be developed in the future;

•	our ability to compete against third parties with resources greater than ours;

•	our ability to maintain and improve our competitive position following the expiration of our fundamental patents;

•	the adequacy of protections afforded to us by the patents that we own or license and the cost to us of enforcing those protections;

•	our ability to obtain, expand and maintain patent protection in the future and to protect our unpatentable intellectual property;

•	the payments that we expect to receive in the future under our existing contracts and the terms that we are able to enter into with new licensees of our technology;

•	exposure of our international operations and those of our licensees to significant risks;

•	our future capital requirements and our ability to obtain additional financing when needed; and

•	our future P-OLED technology licensing and other revenues and results of operations.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in, or incorporated into, this prospectus might not occur and you should not place undue reliance upon them. All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update beyond that required by law any forward-looking statements, whether as a result of new information, future events or otherwise.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus.

DILUTION

If you invest in our common stock in an offering of shares by us, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock in an offering under this prospectus and the net tangible book value per share of our common stock after the offering. We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering by us under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors purchasing in the offering; and

•	the amount of the immediate dilution from the public offering price to such investors.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of any shares of our common stock by us for general corporate purposes, including, but not limited to, capital expenditures, investments in subsidiaries, working capital, repurchases of shares of our outstanding common stock, potential acquisitions and other business opportunities. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with sales by them. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, but not limited to, all registration and filing fees and fees and expenses of our counsel and our accountants.

We may set forth additional information on the use of net proceeds from the sale of any shares of our common stock by us in a prospectus supplement relating to an offering.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock held by the selling stockholders identified below. The table below presents information regarding the beneficial ownership of the outstanding shares of our common stock by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus. Information concerning any of the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement if and when necessary and required.

The shares of our common stock covered by this prospectus may also be sold by donees, pledgees and other transferees or successors-in-interest of the selling stockholders. Except as noted in the footnotes below, none of the selling stockholders has held any position or office with us or any of our predecessors or affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our shares or other securities.

The number of shares in the column “Number of Shares of Common Stock Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. In addition, the table assumes that the selling stockholders sell all of such shares. However, because the selling stockholders may offer from time to time all or some of their shares under this prospectus, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold or otherwise disposed of by the selling stockholders or that will be held by the selling stockholders after completion of such sales.

We have determined beneficial ownership in accordance with the rules of the SEC. Percentages are based on 21,483,205 shares of our common stock outstanding as of March 31, 2006. Unless otherwise indicated in the footnotes to this table, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Selling Stockholders	Shares Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered	Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent
Kelso Investment Associates VI, L.P. (1)(2)(3)	8,657,833	40.3%	1,582,657	7,075,176	32.9%
KEP VI, LLC (1)(2)(3)	8,657,833	40.3%	1,582,657	7,075,176	32.9%
Frank T. Nickell (2)	(4)	(4)	(4)	(4)	(4)
Thomas R. Wall, IV (2)	(4)	(4)	(4)	(4)	(4)
George E. Matelich (2)	(4)	(4)	(4)	(4)	(4)
Michael B. Goldberg (2)	(4)	(4)	(4)	(4)	(4)
David I. Wahrhaftig (2)	(4)	(4)	(4)	(4)	(4)
Frank K. Bynum, Jr. (2)(5)	(4)	(4)	(4)	(4)	(4)
Philip E. Berney (2)(6)	(4)	(4)	(4)	(4)	(4)
Frank J. Loverro (2)	(4)	(4)	(4)	(4)	(4)
James J. Connors II (2)	(4)	(4)	(4)	(4)	(4)
Hillman CDT LLC (1)(7)	4,235,978	19.7%	774,340	3,461,638	16.1%
Hillman CDT 2000 LLC (1)(7)	4,235,978	19.7%	774,340	3,461,638	16.1%
Gerald Paul Hillman (7)(8)	(9)	(9)	(9)	(9)	(9)
Magnetite Asset Investors L.L.C	275,294	1.3%	50,324	224,970	1.0%
Clarium Holdings Limited (10)	164,392	*	30,051	134,341	*
Anglo Irish Trust Company Limited, as Trustee for the Andrew Holmes Family Trust	32,646	*	5,968	26,678	*
Anglo Irish Trust Company Limited, as Trustee for the Jennifer Holmes Family Trust	31,761	*	5,806	25,955	*
Anglo Irish Trust Company Limited, as Trustee for the Arno Kraft Discretionary Trust	29,259	*	5,349	23,910	*
Opsys Management Limited (11)	783,639	3.6%	143,250	640,389	3.0%
Christopher Smart	2,048	*	374	1,674	*
Lady Carol Friend	4,681	*	856	3,825	*
Adam Brown	5,219	*	954	4,265	*
Scott Gibson	292	*	53	239	*
Val Baker	97	*	18	79	*

*	Less than 1%.

(1)	Each of Kelso and Hillman Capital is party to a separate consulting agreement with us pursuant to which they agree to provide such specific consulting services as we may request and we agree to indemnify them from and against any claims, losses and expenses they may incur in connection with their investment in us or their provision of services to us under these agreements or their being a controlling person of us, except as may be finally judicially determined to result from gross negligence or intentional misconduct on their part. Under the terms of each of these agreements, if Kelso or Hillman Capital provides consulting services specifically requested by us outside of the ordinary course of our business, we and Kelso or Hillman Capital, as applicable, will negotiate a mutually acceptable advisory fee. The term of our consulting agreements with Kelso and Hillman Capital ends on the date on which, respectively, Kelso (and its affiliates) and Hillman Capital (and its affiliates) cease to own any shares of our common stock. In connection with these agreements, Kelso and Hillman Capital may receive consulting fees from us and are entitled to receive reimbursement of certain out-of-pocket fees and expenses incurred in connection with their investments in us. No such consulting fees have been paid to Kelso or Hillman Capital. We paid Kelso expense reimbursements in the aggregate of $7,943, $20,200 and $67,420, respectively, for 2005, 2004 and 2003. We did not pay Hillman Capital any expense reimbursements in 2005 or 2004. We paid Hillman Capital expense reimbursements in the aggregate of $34,322 for 2003. Affiliates of Kelso and Hillman Capital are parties to a registration rights agreement with us that provides them certain demand and incidental registration rights. See “Description of Capital Stock—Registration Rights” below.
(2)	Based on information contained in Schedule 13G, as filed on February 14, 2005, as amended by Schedule 13G/A, as filed on May 2, 2005.
(3)	The shares owned by Kelso Investment Associates VI, L.P., or KIA VI, and KEP VI, LLC, or KEP VI, represent the combined share ownership of KIA VI and KEP VI. KIA VI and KEP VI, due to their common control, could be deemed to beneficially own each of the other’s shares, but disclaim such beneficial ownership.
(4)	Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro and Connors may be deemed to share beneficial ownership of shares owned of record by KIA VI and KEP VI, by virtue of their status as managing members of KEP VI and Kelso GP VI, LLC, the general partner of KIA VI. Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro and Connors share investment and voting power with respect to the shares owned by KIA VI and KEP VI, but disclaim beneficial ownership of such shares.
(5)	Mr. Bynum is currently a member of our board of directors.
(6)	Mr. Berney is a former member of our board of directors who resigned as of November 29, 2005.
(7)	Based on information contained in Schedule 13G, as filed on February 14, 2005. The shares owned by Hillman CDT LLC, or HCDT, and Hillman CDT 2000 LLC, or HCDT 2000, represent the combined share ownership of HCDT and HCDT 2000. HCDT and HCDT 2000, due to their common control, could be deemed to beneficially own each of the other’s shares, but disclaim such beneficial ownership.
(8)	Mr. Hillman is a former member of our board of directors who served in that capacity until his successor was elected at our 2005 Annual Meeting of Stockholders.
(9)	Hillman Capital Management LLC, or HCM, is the sole managing member of HCDT and has the power to direct HCDT as to the voting and disposition of shares held by HCDT. Hillman Capital Corporation, or HCC, is the sole managing member of HCM and has the sole voting and dispositive power of HCM with respect to the shares owned by HCDT. Mr. Hillman is the sole stockholder of HCC and has the sole voting and dispositive power of HCC with respect to the shares owned by HCDT. Mr. Hillman expressly disclaims beneficial ownership of the shares owned by HCDT. Hillman Capital Management 2000 LLC, or HCM 2000, is the sole managing member of HCDT 2000 and has the power to direct HCDT 2000 as to the voting and disposition of shares held by HCDT 2000. HCC is the sole managing member of HCM 2000 and has the sole voting and dispositive power of Hillman Capital 2000 LLC with respect to the shares owned by Hillman CDT 2000. Mr. Hillman is the sole stockholder of HCC and has the sole voting and dispositive power of HCC with respect to the shares owned by HCDT 2000. Mr. Hillman expressly disclaims beneficial ownership of the shares owned by HCDT 2000.
(10)	Clarium Holdings Limited is owned by a discretionary trust that has as a potential beneficiary Dr. Hermann Hauser, a former member of our board of directors who resigned immediately prior to our initial public offering in December 2004. Dr. Hauser does not have any management or voting control in respect of Clarium Holdings Limited and its investment in our common stock.
(11)	Opsys Management Limited is beneficially owned by the former shareholders of Opsys Limited. We acquired management control of CDT Oxford, a subsidiary of Opsys Limited, in October 2002 and acquired Opsys Limited in December 2004. Pursuant to contractual arrangements, the former shareholders of Opsys Limited have appointed an observer to our board of directors. In addition, a proportion of the shares of our common stock held by Opsys Management Limited is held in an escrow account as security for certain liabilities of Opsys Limited.

DESCRIPTION OF CAPITAL STOCK

As of March 31, 2006, our authorized capital stock consisted of 100 million shares of common stock, par value $0.01 per share, and 46,667 shares of preferred stock, par value $0.01 per share. The following descriptions of our capital stock and provisions of our certificate of incorporation and by-laws are summaries of their material terms and provisions and are qualified by reference to our certificate of incorporation and by-laws, copies of which are filed with the SEC as exhibits to our registration statement of which this prospectus is a part.

Common Stock

As of March 31, 2006, there were 21,483,205 shares of our common stock issued and outstanding.

Each share of common stock has identical rights and privileges. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held.

Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to receive such dividends, payable in cash, stock or otherwise, as may be declared by our board of directors out of any funds legally available for the payment of dividends.

If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of common stock will be entitled to receive, after distribution in full of preferential amounts, if any, to be distributed to the holders of preferred stock, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of common stock have no preferences or any preemptive conversion or exchange rights.

Preferred Stock

As of March 31, 2006, there were 46,667 shares of preferred stock authorized, none of which is issued or outstanding.

Our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix for each series voting rights, if any, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as provided in a resolution or resolutions adopted by our board. Our board may authorize the issuance of shares of preferred stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of common stock might believe to be in their best interests or in which holders of common stock might receive a premium for their shares over the then market price.

Registration Rights

Prior to any offering under this prospectus, the holders of 15,775,511 shares of our common stock had the right to cause us to register these shares under the Securities Act of 1933, as follows:

Demand Registration Rights

Kelso and Hillman Capital each may make up to five separate requests that we register all or part of their registrable shares under the Securities Act of 1933 (which may include a “shelf” registration to the extent that we are eligible to effect such a registration pursuant to Rule 415 under that Act), provided that we shall not be required to effect a registration pursuant to the demand registration rights of either Kelso or Hillman Capital during the 180-day period following the effective date of the most recent registration previously effected pursuant to the demand registration rights of Kelso or Hillman Capital. The registration of shares of our common stock to be sold by Kelso or Hillman Capital under our registration statement of which this prospectus is a part does not constitute a separate request by Kelso or Hillman Capital.

Piggyback Registration Rights

If at any time:

•	we file a registration statement to register any of our securities under the Securities Act of 1933 for our own account (other than registrations of employee benefit plans or business combinations subject to Rule 145 under that Act); and

•	either Kelso or Hillman Capital has requested that we include registrable securities owned by any Kelso investor or Hillman Capital investor, as the case may be, in such registration or the Kelso investors and the Hillman Capital investors no longer own any registrable securities;

then the holders of 15,775,511 shares of our common stock, including all shares owned by the Kelso investors and the Hillman Capital investors, can request to have their shares registered, including as a result of filing our registration statement of which this prospectus is a part.

Registration of any of the shares of our common stock held by security holders with registration rights would result in such shares becoming freely tradable without restriction under the Securities Act of 1933 immediately upon effectiveness of such registration. We will pay all registration expenses, other than underwriting discounts and commissions and transfer taxes, if any, to the extent not otherwise required to be paid by the seller under applicable law.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

Delaware Anti-Takeover Statute

The provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law, generally prohibits, subject to exceptions, a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock, subject to specified exceptions.

As a Delaware corporation, we have elected to be subject to Section 203 of the Delaware General Corporation Law. Accordingly, Section 203 restricts any person who acquires 15% or more of our outstanding voting stock from engaging in business combinations with us within the three year period.

Certificate of Incorporation and By-laws

Some provisions of our certificate of incorporation and by-laws may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions:

Authorized But Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction.

Right to Call Special Meetings. Our by-laws provide that special meetings of our stockholders may be called at any time by our board of directors or by the chairman of our board. A special meeting may only be called by our stockholders upon a written request to our chairman by stockholders holding in the aggregate not less than a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at any meeting of our stockholders. If we fail to call such meeting within three days after receipt of such request, any stockholder executing such request may call such meeting.

Amendment of By-laws. Our by-laws are subject to amendment, alteration or repeal, either by resolution adopted by a majority of our board of directors or by the affirmative vote of a majority of the voting power of all issued and outstanding shares of our common stock.

Indemnification. Our by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We currently maintain and intend to continue to maintain directors and officers liability insurance. In addition, our certificate of incorporation limits the personal liability of our board members for breaches by the directors of their fiduciary duties to the fullest extent permitted under Delaware law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York.

Nasdaq National Market Listing

Our common stock has been approved for quotation on the Nasdaq National Market under the symbol “OLED.”

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the shares of our common stock being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors; or

•	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of shares of our common stock, including:

•	the name or names of any agents or underwriters;

•	the name or names of, and the number of shares of our common stock being sold by, any selling stockholders participating in the offering;

•	the purchase price of the shares being offered and the proceeds we or the selling stockholders will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares from us or the selling stockholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. If we or the selling stockholders use underwriters for a sale of shares of our common stock, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares offered if they purchase any of the shares. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we or the selling stockholders have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We or the selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell shares of our common stock on a continuing basis.

We or the selling stockholders may also sell shares of our common stock directly to one or more purchasers without using underwriters or agents. In addition, any shares that qualify for sale by the selling stockholders pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters, dealers and agents that participate in the distribution of the shares of our common stock may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us or the selling stockholders and any profit on their resale of the shares may be treated as underwriting discounts and commissions under that Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers and agents may engage in transactions with or perform services for us or selling stockholders in the ordinary course of their businesses.

To the extent required under the Securities Act of 1933, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of that Act.

We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock, as well as the expenses of all commissions and discounts, if any, attributable to the sales of shares by us. The selling stockholders will bear all commissions and discounts attributable to the sales of shares by them.

In connection with an offering, an underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares, if any, from us or the selling stockholders in the offering. If the underwriters have an over-allotment option to purchase additional shares from us or the selling stockholders, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters may consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares of our common stock, the underwriters may bid for or purchase shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the shares to the extent that it discourages resale of the shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

Our consolidated financial statements at December 31, 2005, and for the year then ended, appearing in our Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, Cambridge, England, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements at December 31, 2004, and for each of the two years in the period ended December 31, 2004, appearing in our Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, New York, New York, United States, independent registered public accounting firm, as set forth in their report appearing in such Annual Report on Form 10-K, which, as to the year 2003, is based, in part on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm. The financial statements referred to in this paragraph are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited financial statements as of December 31, 2003 and for the year ended December 31, 2003 of Litrex Corporation, not separately presented in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference herein, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as set forth in their report appearing in such Annual Report on Form 10-K. Such financial statements, to the extent they have been included in our financial statements, have been incorporated by reference in this prospectus in reliance on such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by us may be inspected and copied at the SEC’s Public Reference Section located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also makes electronic filings publicly available on the Internet. The SEC’s website address is www.sec.gov. The SEC’s website also contains reports, proxy and information statements and other information regarding us that has been filed with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, including amendments thereto, relating to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	our Current Reports on Form 8-K filed on February 7, 2006, March 13, 2005, April 4, 2006, April 7, 2006 and May 4, 2006; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on December 15, 2004.

In addition, all filings we make under the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus (other than, in each case, any information furnished in any such filings pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits) will also be incorporated by reference in this prospectus. However, if we file our Annual Report on Form 10-K for the year ending December 31, 2006, or any other fiscal year thereafter, prior to the sale of all the shares covered by this prospectus, then we will incorporate by reference in this prospectus only such Annual Report on Form 10-K and those documents subsequently filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to us c/o Cambridge Display Technology Limited, Building 2020, Cambourne Business Park, Cambridge CB3 6DW, United Kingdom, telephone number 011 44 1954 713 600.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth our expenses in connection with the offerings described in this Registration Statement. Expenses other than the SEC registration fee are estimates.

SEC registration fee	$5,585
Accounting fees and expenses	$20,000
Legal fees	$25,000
Printing	$2,000
Total	$52,585

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person (and purchase insurance with respect to such potential liability) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding provided that the corporation may not may not eliminate or limit the liability of directors for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit subject to the same limitations as described above and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Delaware Court of Chancery or such other court shall deem proper.

Our certificate of incorporation and our by-laws authorize the indemnification of officers and directors of the corporation consistent with Section 145 of the Delaware Corporation Law, as amended, and to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with each of our directors and executive officers, pursuant to which we have agreed to indemnify such director or officer against certain liabilities arising under federal securities laws, liabilities arising out of the performance of their duties as a director or officer and certain other claims and liabilities. Under these agreements, we have also agreed to advance any expenses (including legal fees) incurred by such director or officer in connection with such claims and liabilities.

At present there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our certificate of incorporation. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference in this Registration Statement.

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement to be used in connection with any underwritten offering (to be filed).

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117824))

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117824))

4.3	Specimen certificate for common stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117824))

4.4	Amended and Restated Registration Rights Agreement, dated December 22, 2004, among the Registrant, Kelso Investment Associates VI, L.P., KEP VI, LLC, Hillman Capital Corporation, Hillman CDT LLC, Hillman CDT 2000 LLC and certain employees minority stockholders of the Registrant and its subsidiaries (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117824))

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, Cambridge, England

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, New York, New York, United States

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.4	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page II-5 of this Registration Statement).

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of a registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness and the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the Registrant pursuant to the provision described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, United Kingdom, on June 9, 2006.

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

By:	/s/ David Fyfe
David Fyfe Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Cambridge Display Technology, Inc. hereby severally constitute and appoint David Fyfe, Daniel Abrams and Stephen Chandler and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Cambridge Display Technology, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Fyfe David Fyfe	Chairman of the Board of Directors & Chief Executive Officer (principal executive officer)	June 9, 2006

/s/ Daniel Abrams Daniel Abrams	Chief Financial Officer (principal financial and accounting officer)	June 9, 2006

/s/ Frank K. Bynum, Jr. Frank K. Bynum, J	Director	June 9, 2006

/s/ Joseph Carr Joseph Carr	Director	June 9, 2006

/s/ James V. Sandry James V. Sandry	Director	June 9, 2006

/s/ Malcolm J. Thompson Malcolm J. Thompson	Director	June 9, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement to be used in connection with any underwritten offering (to be filed).

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117824))

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117824))

4.3	Specimen certificate for common stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117824))

4.4	Amended and Restated Registration Rights Agreement, dated December 22, 2004, among the Registrant, Kelso Investment Associates VI, L.P., KEP VI, LLC, Hillman Capital Corporation, Hillman CDT LLC, Hillman CDT 2000 LLC and certain employees minority stockholders of the Registrant and its subsidiaries (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117824))

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, Cambridge, England

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, New York, New York, United States

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.4	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on page II-5 of this Registration Statement)